EXHIBIT 23.1

[CASTAING, HUSSEY & LOLAN, LLC LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of IBERIABANK Corporation on Form S-8 of our report dated February 6, 2003 and February 28, 2003, appearing in the Annual Report on Form 10-K of IBERIABANK Corporation for the year ended December 31, 2002.

/s/ Castaing, Hussey & Lolan, LLC

Castaing, Hussey & Lolan, LLC New Iberia, Louisiana February 25, 2004